UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2006

ALPHA MOTORSPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51561
(Commission File Number)

20-1063591
(IRS Employer Identification No.)

240 12th Street, New Westminster, BC V3M 4H2
(Address of principal executive offices and Zip Code)

604-525-3380
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 11, 2006, the board of directors of our company approved a ten (10) for one (1) forward stock split (the "Forward Stock Split") of our authorized, issued and outstanding common stock. The Forward Stock Split was effective with the Secretary of State of Nevada on April 25, 2006. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 3,000,000 shares of common stock to 30,000,000 shares of common stock.

Item 7.01. Regulation FD Disclosure

The Forward Stock Split will become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on April 27, 2006 under the new stock symbol “AAMS”. The new CUSIP number is 02076U 20 7.

Item 9.01. Financial Statements and Exhibits.

99.1	Certificate of Change filed with the Secretary of State of Nevada on April 13, 2006 and effective April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MOTORSPORT, INC.

/s/ Vincent Markovitch
By: Vincent Markovitch
President
Date: April 27, 2006